UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act OF 1934

Date of Report (Date of earliest event reported): December 26, 2013

PRESSURE BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	0-21615	04-2652826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Norfolk Avenue
South Easton, MA 02375
 (Address of principal executive offices)(Zip Code)

Registrants Telephone Number, including area code: (508) 230-1828

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 26, 2013, Pressure BioSciences, Inc. (the “Company”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Redwood Management LLC (“Redwood”), which memorializes the parties’ settlement of certain disputes that had arisen under that certain Securities Purchase Agreement dated June 7, 2013 (the “Purchase Agreement”), pursuant to which the Company agreed to issue and Redwood agreed to purchase, an aggregate amount of $500,000 in convertible debentures (the “Financing”). As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2013, the Company issued Redwood that certain Convertible Debenture in the original principal amount of $250,000 (the “Original Debenture”). An additional $100,000 was to be disbursed to the Company on or before the 30th day immediately following June 7, 2013, and $150,000 on or before the 60th day immediately following June 7, 2013. Notwithstanding the Original Debenture, the Company did not issue Redwood the additional convertible debentures because it did not receive any additional funds pursuant to the payment schedule under the Purchase Agreement.

As a result of Redwood’s failure to provide the remaining amounts owed under the Purchase Agreement, the Company determined that it was in the best interests of its’ shareholders to enter into the Settlement Agreement.  Pursuant to the Settlement Agreement, the Company agreed to pay Redwood the amount of $300,000 in full satisfaction of the Original Debenture. Additionally, the Settlement Agreement extinguished any of the Company’s further obligations or liabilities connected to or arising from the Financing. Following this payment, Redwood agreed that the Original Debenture had been paid in full and waived any and all rights, remedies, or ability to collect additional payments from any potential or actual defaults under the Financing. The parties also released each other from any and all other claims, whether known or unknown, with respect to the Purchase Agreement.  Redwood did not and will not receive any shares of the Company’s common stock in connection with the Financing.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02  Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement and Release, effective as of December 26, 2013, by and between Pressure BioSciences, Inc. and Redwood Management LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Dated: January 2, 2014	By:	/s/ Richard T. Schumacher
Richard T. Schumacher
Chief Executive Officer